UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

Definitive proxy statement

Definitive additional materials

Soliciting material under Rule 14a-11(c) or Rule 14a-12

YouthStream Media Networks, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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YouthStream Media Networks, Inc.

August 18, 2004

Dear Stockholder:

On behalf of the Board of Directors of YouthStream Media Networks, Inc., I cordially invite you to attend the Company's Annual Meeting of Stockholders, which will be held on September 27, 2004 at 9:00 A.M. (local time) at the Doubletree Hotel Westwood, 10740 Wilshire Boulevard, Los Angeles, California 90024.

At this year's Annual Meeting, you will vote: (i) to elect one (1) Class III director to serve until the 2006 Annual Meeting of Shareholders and until his successor is elected and qualified, or until such director's earlier resignation or removal; (ii) to elect one (1) Class I director to serve until the 2007 Annual Meeting of Shareholders and until his successor is elected and qualified, or until such director's earlier resignation or removal; (iii) to approve and ratify the appointment of Weinberg & Company, P.A. as the independent auditors of the Company for the fiscal year ending September 30, 2004; and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

We have attached a notice of meeting and a Proxy Statement that contains more information about these proposals.

You will also find enclosed a proxy card appointing proxies to vote your shares at the Annual Meeting. Please sign, date and return your proxy card as soon as possible so that your shares can be represented and voted in accordance with your instructions even if you cannot attend the Annual Meeting in person.

Sincerely,
Jonathan V. Diamond Chairman and Chief Executive Officer

YOUTHSTREAM MEDIA NETWORKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 27, 2004

TO THE STOCKHOLDERS OF YOUTHSTREAM MEDIA NETWORKS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of YouthStream Media Networks, Inc., a Delaware corporation ("YouthStream" or the "Company"), will be held at the Doubletree Hotel Westwood, 10740 Wilshire Boulevard, Los Angeles, California 90024, on September 27, 2004 at 9:00 A.M. (local time) for the following purposes:

(1)	ELECTION OF DIRECTOR: To elect one (1) Class III director to the Company's Board of Directors (the "Board of Directors") to serve until the 2006 Annual Meeting of Shareholders and until his successor is duly elected and qualified or until his earlier resignation or removal;

(2)	ELECTION OF DIRECTOR: To elect one (1) Class I director to the Board of Directors to serve until the 2007 Annual Meeting of Shareholders and until his successor is duly elected and qualified or until his earlier resignation or removal;

(3)	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS: To ratify the appointment of Weinberg & Company, P.A. as the independent auditors of the Company for the fiscal year ending September 30, 2004; and

(4)	OTHER BUSINESS: To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached to and made a part of this Notice. The Board of Directors has fixed August 17, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting in the manner set forth in the Proxy Statement. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

The Proxy Statement and the accompanying proxy card are being mailed beginning on or about August 20, 2004 to stockholders entitled to vote.

By Order of the Board of Directors

Jonathan V. Diamond Chairman and Chief Executive Officer

New York, New York

August 18, 2004

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

YOUTHSTREAM MEDIA NETWORKS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 27, 2004

General

The enclosed proxy is solicited by the Board of Directors (the "Board of Directors") of YouthStream Media Networks, Inc., a Delaware corporation ("YouthStream" or "the Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 9:00 A.M. (local time) on September 27, 2004, at the Doubletree Hotel Westwood, 10740 Wilshire Boulevard, Los Angeles, California 90024, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2003 are being mailed on or about August 20, 2004 to stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Shares

Only holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on August 17, 2004 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date. Cumulative voting is not permitted. At the close of business on the Record Date, the Company had 39,242,000 shares of Common Stock issued and outstanding and 1,000,000 shares of Series A Preferred Stock, $0.01 par value per share ("Preferred Stock") outstanding. Holders of Preferred Stock are not entitled to vote.

Directors are elected by a plurality of votes, which means the two (2) nominees who receive the largest number of properly executed votes will be elected as directors. Shares that are represented by proxies that are marked "withhold authority" for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting (in person or by proxy) is required to ratify the appointment of the auditors. Abstentions will have the effect of a vote against this proposal. Broker non-votes will be deemed shares not present to vote on such a matter and will not count as a vote for or against such proposal and will not be included in calculating the number of votes necessary for approval of such a matter. Any other matters properly considered at the Annual Meeting will be determined by a majority of the votes cast.

Voting of Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted: the proxy will be voted "FOR" the election of the directors proposed by the Board of Directors, unless the authority to vote for the election of such directors is withheld; if no contrary instructions are given, the proxy will be voted "FOR" the approval to ratify the appointment of Weinberg & Company, P.A as the independent auditors of the Company for the fiscal year ended September 30, 2004; and, in accordance with the discretion of the proxy holders, as to all other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of Common Stock are represented by certificates or book entries in your name so that you appear as a stockholder on the records of the Company's stock transfer agent, American Stock Transfer & Trust Company, a proxy card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope. If you own shares in street name, meaning that your shares of Common Stock are held by a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided.

Attendance and Voting at the Annual Meeting

If you own Common Stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own Common Stock in street name, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. You are encouraged to vote your shares in advance of the Annual Meeting, even if you plan on attending the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

Revocation

If you own Common Stock of record you may revoke a previously granted proxy at any time before it is voted by (i) delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person. Any stockholder owning Common Stock in street name may change or revoke previously given voting instructions by (i) contacting the bank or brokerage firm holding the shares or (ii) obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

Tabulation of Votes; Quorum

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the Annual Meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.

Stockholder Proposals

The Company's Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders. In general, stockholder proposals and director nominations intended to be presented at the Company's 2005 Annual Meeting of Stockholders must be received by us at the Company's corporate headquarters between July 8, 2005 and August 8, 2005 in order to be considered at that meeting. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary at the Company's corporate headquarters.

In addition to the Company's Bylaw provision, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Secretary at the Company's corporate headquarters no later than August 8, 2005 in order to be considered for inclusion in the proxy materials for that meeting.

The proxy holders will have discretionary authority to vote on any stockholder proposal presented at the 2005 Annual Meeting of Stockholders if the Company fails to receive notice of such stockholder's proposal for the meeting by August 8, 2005.

Dissenters' Right of Appraisal

Under Delaware law, stockholders are not entitled to dissenters' rights on any proposal referred to herein.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE AND PROPOSAL TWO

ELECTION OF DIRECTORS

The Company's Bylaws provide that the initial number of directors constituting the Board of directors shall be three (3), or such other number as fixed by the Board of Directors from time to time, which is currently set at four (4). The Board of Directors reserves the right to increase the size of the Board of Directors as provided in the Company's Bylaws.

The members of the Board of Directors are classified into three (3) classes, one class of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class have been elected and qualified, or until such director's earlier resignation. At the Annual Meeting, one (1) Class III Director will be elected by the shareholders to serve until the 2007 Annual Meeting of Shareholders and until his successors are elected and qualified, or until such director's earlier resignation or removal, and one (1) Class I Director will be elected by the shareholders to serve until the 2006 Annual Meeting of Shareholders and until his successors are elected and qualified, or until such director's earlier resignation or removal. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Proxies received will be voted "FOR" the election of all nominees unless otherwise directed.

Each shareholder will be entitled to one (1) vote for each share of Common Stock held as of the Record Date. Shares represented by your proxy will be voted in accordance with your direction as to the election as director of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Pursuant to applicable Delaware corporation law, assuming the presence of a quorum, directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the Annual Meeting who are present in person or by proxy.

Nominees for Director

Name	Class	Year in Which Term Will Expire
Robert Scott Fritz	I	2007
Jonathan V. Diamond	III	2006

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS OF THE COMPANY.

Directors Not Standing for Election

Name	Class	Year in Which Term Will Expire
Hal G. Byer	II	2005
Patrick J. Panzarella	II	2005

The following sets forth the names and ages of all directors and executive officers of the Company and its subsidiaries, all positions and offices to be held with the Company by such persons, and the principal occupations of each during the past five (5) years.

Name	Age	Position	Director Since
Jonathan V. Diamond	44	Chairman of the Board of Directors and Chief Executive Officer	2001
Robert N. Weingarten	51	Chief Financial Officer and Secretary	—
Hal G. Byer(1)(2)(3)	47	Director	2003
Robert Scott Fritz(1)(2)(3)	47	Director	2003
Patrick J. Panzarella	38	Director	2004

(1) Member of the Stock Option Committee. (2) Member of the Compensation Committee. (3) Member of the Audit Committee.

Jonathan V. Diamond.    Mr. Diamond has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since January 30, 2003. Mr. Diamond previously served as a director from April 4, 2001 to December 2, 2002, and as interim Chief Executive Officer from August 17, 2002 to December 2, 2002. From September 2003 to the present, he has served as the Chief Executive Officer and a director of ARTISTdirect, Inc., a publicly traded music entertainment company. He was the co-founder of N2K, Inc. and served as its Vice Chairman and Chief Executive Officer through its 1999 merger with CDnow, Inc., an e-commerce company. He continued to serve as Chairman of the combined company until its sale to Bertelsmann Music Group in August 2000. Mr. Diamond is a former partner in GRP Records, an independent music label acquired by MCA in 1990. Mr. Diamond holds an M.B.A. from the Columbia University Graduate School of Business and a B.A. in Economics and Music from the University of Michigan Honors College.

Hal G. Byer.    Mr. Byer has served as a director of the Company since January 30, 2003. Mr. Byer joined Libra Securities, LLC, a broker-dealer registered with the Securities and Exchange Commission and an NASD member, in May 2001, and has been a Senior Vice President since January 2002. From 1995 to 2003, Mr. Byer was Chief Executive Officer of Byer Distributing Co., a snack food distribution company. From 2000 to 2003, Mr. Byer was also the Chief Operating Officer of eGreatcause.com, an internet start-up involved in fundraising for charitable and non-profit organizations that is no longer active.

Robert Scott Fritz.    Mr. Fritz has served as a director of the Company since January 30, 2003. Mr. Fritz is the President and owner of Robert Fritz and Sons Sales Company, a food broker and paper distributor located in New Jersey, and has operated in that capacity for the past five years.

Patrick J. Panzarella.    Mr. Panzarella has served as a director of the Company since June 3, 2004. Mr. Panzarella has served as the Chief Executive Officer of Pacific Entertainment Group, a global entertainment corporation with interests in artist management, marketing, promotion, publishing, and production, since May 2001. Prior to joining Pacific Entertainment Group, Mr. Panzarella served as Partner and Co-Chairman of the Board of Sheridan Square Entertainment, a global music company, from April 1999 to May 2002. Mr. Panzarella also served as Partner, President and Chief Executive Officer of C&P Investment Properties, a private investment fund focused on the entertainment industry, from November 1991 to December 2002. This fund participated in numerous acquisitions and start ups over an eleven year period. Mr Panzarella received a B.A. in business from University of Southern California in 1988.

Robert N. Weingarten.    Mr. Weingarten was appointed Chief Financial Officer of the Company on February 6, 2003. From July 1992 to present, Mr. Weingarten has been the sole shareholder of Resource One Group, Inc., a financial consulting and advisory company. From January 2004 to present, Mr. Weingarten has served as the Chief Financial Officer and Secretary of ARTISTdirect, Inc., a publicly traded music entertainment company. Since 1979, Mr. Weingarten has served as a consultant to numerous public companies in various stages of development, operation or reorganization. Mr. Weingarten received an M.B.A. Degree in Finance from the University of Southern California in 1975 and a B.A. Degree in Accounting from the University of Washington in 1974. Mr. Weingarten currently serves as President and Chief Financial Officer of Aries Ventures Inc. and Resource Ventures, Inc., both of which are public companies. Mr. Weingarten was retained to assist in the restructuring of the predecessor to both such companies in November 1998, and was an officer of such predecessor company when it filed for reorganization under Chapter 11 of the United States Bankruptcy Code in December 1999 and successfully confirmed its Plan of Reorganization in March 2000.

Family Relationships

There are no family relationships among directors and executive officers, or person nominated or chosen by the Company to become a director or executive officer.

Meetings and Committees of the Board of Directors

The Board of Directors held six (6) meetings and took one (1) action by written consent during the transition period for the three month period July 1, 2002 through September 30, 2002 (the "Transition Period") and the fiscal year ended September 30, 2003 ("Fiscal Year 2003"). The Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee. The Board of Directors does not currently have a Nominating Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during Fiscal Year 2003.

Individuals may communicate directly with members of the Board of Directors or members of the Board of Director's standing committees by writing to the following address:

YouthStream Media Networks, Inc.
244 Madison Avenue, PMB #358
New York, New York 10016
Attention: Secretary

The Secretary will summarize all correspondence received and periodically forward summaries to the Board of Directors. Members of the Board of Directors may, at any time, request copies of any such correspondence. Communications may be addressed to the attention of the Board of Directors, a standing committee of the Board of Directors, or any individual member of the Board of Directors or a committee. Communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requires investigation to verify its content may not be forwarded.

Compensation Committee

The Compensation Committee reviews and approves the compensation and benefits of the Company's key executive officers, administers the Company's employee benefit plans and makes recommendations to the Board of Directors regarding such matters. The members of the Compensation Committee are Messrs. Byer and Fritz. The Compensation Committee, as currently configured, held one (1) meeting during the Transition Period and Fiscal Year 2003.

Stock Option Committee

The Stock Option Committee reviews and approves the options that are issued pursuant to the 2000 Stock Incentive Plan. The members of the Compensation Committee are Messrs. Byer and Fritz.

Nominating Committee

The Company does not currently have a Nominating Committee. Board of Director nominations are recommended by a majority of directors, which has recommended the nominees named above for election at the 2004 Annual Meeting. In making its nominations, the Board of Director identifies candidates who meet the current challenges and needs of the Board of Directors. In determining whether it is appropriate to add or remove individuals, the Board of Directors will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Board of Directors considers, among other things, an individual's business experience, industry experience, financial background and experiences.

The Company will evaluate director candidates recommended by stockholders in light of the Company's criteria for the selection of new directors. Any stockholder recommendation of a director candidate should include the candidate's name, biographical data and a detailed description of the candidate's qualifications for Board of Director membership, and should be sent to YouthStream Media Network, Inc., 244 Madison Avenue, PMB #358, New York, New York 10016, Attention: Secretary. Any stockholder recommendations must be submitted in sufficient time for an appropriate evaluation by the Board of Directors. In addition, any stockholder wishing to nominate a director for consideration at an annual meeting of stockholders must follow the procedures set forth in this Proxy Statement.

Audit Committee

The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the independent auditors and the Company's accounting practices. The members of the Audit Committee are Messrs. Byer and Fritz, each non-employee directors of the Company. The Audit Committee, as currently configured, held four (4) meetings during the Transition Period and Fiscal Year 2003.

The Company does not currently have an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended, serving on its Audit Committee, as the Company has limited resources and is continuing its restructuring efforts. The Company intends to attempt to add a qualified board member to serve as an "audit committee financial expert" in the future.

Audit Committee Report

On August 6, 2004, the Board of Directors adopted a charter for the Audit Committee, a copy of which is attached hereto as Exhibit A. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and the Public Company Accounting Oversight Board, and to issue a report thereon. The Audit Committee has the power and authority to engage the independent auditors, reviews the preparations for and the scope of the audit of the Company's annual financial statements, reviews drafts of the statements and monitors the functioning of the Company's accounting and internal control systems through discussions with representatives of management, the independent auditors and the accounting staff and internal auditors.

On March 3, 2004, the Audit Committee met to review the results of the 2003 Fiscal Year audit. This review included the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as issued and amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. Additionally, during this meeting, the Audit Committee discussed the matters required to be disclosed by Statement on Auditing Standards No. 61 with Weinberg & Company, P.A., the Company's independent public accountants. Weinberg & Company, P.A delivered the written disclosures and letter required by Independence Standards Board Standard No. 1. This Standard requires auditors to communicate, in writing, at least annually, all relationships between the auditors and the Company that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. The Audit Committee has received this disclosure and discussed with Weinberg & Company, P.A its independence from the Company. In addition, the Audit Committee discussed the audited financial statements for 2003 and the results of the audit with the Company's management.

Based upon its meetings with Weinberg & Company, P.A and its review of the audited financial statements, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2003, which was filed with the Securities and Exchange Commission (the "SEC") on January 27, 2004, as amended on Form 10-K/A filed with the SEC on March 5, 2004.

The Audit Committee plans to meet with Weinberg & Company, P.A during the current fiscal year and in early 2005 to review the scope of the 2004 audit and other matters.

Submitted by the Audit Committee:

Hal G. Byer
Robert Scott Fritz

Code of Ethics

The Company has adopted a written Code of Ethics that applies to its senior management, including its Chief Executive Officer and Chief Financial Officer. A copy of the Company's Code of Ethics is available to any shareholder that requests a copy, and has been filed as an exhibit to the Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2003. Such request should be addressed to the attention of the Secretary of the Company and mailed to the Company's corporate offices. Any amendment to the Code of Ethics or any waiver of the Code of Ethics will be disclosed promptly following the date of such amendment or waiver pursuant to a Form 8-K filing with the SEC.

Executive Compensation

Summary Compensation

The following table sets forth the total compensation paid or accrued by the Company to the named executive officers for services rendered during the last three (3) fiscal years. No other executive officers received total annual compensation exceeding $100,000 during such fiscal years.

	Annual Compensation				Long-Term Compensation
	Year	Salary		Bonus	Securities Underlying Options/Sars	All Other Compensation ($)
Jonathan V. Diamond	2003	$98,000		—	380,404	$11,000	(7)
Chairman of the Board and
Chief Executive Officer (1)
Robert N. Weingarten	2003	$90,000	(8)	—	175,000	—
Chief Financial Officer
and Secretary (3)
Harlan Peltz	2003	$135,417	(2)	—	—	—
Former Chief Corporate	2002	$250,000
Strategist and Chairman (4)	2001	$250,000
James Lucchesi	2003	—		—	—	—
Former Chief Executive Officer	2002	$274,615	(6)	—	—	—
and President (5)	2001	$349,430		—	300,000	—

(1)	Mr. Diamond served as interim Chief Executive Officer from August 17, 2002 to December 2, 2002, and was named Chief Executive Officer on January 30, 2003.

(2)	Mr. Peltz's compensation is calculated for the period July 1, 2002 through January 24, 2003.

(3)	Mr. Weingarten has served as Chief Financial Officer since February 6, 2003.

(4)	Mr. Peltz's employment with the Company terminated on January 24, 2003.

(5)	Mr. Lucchesi's employment with the Company terminated on April 11, 2002.

(6)	Mr. Lucchesi's compensation is calculated for the period July 1, 2001 through April 11, 2002.

(7)	Pursuant to Mr. Diamond's agreement with the Company, the Company recorded a liability for $11,000 at September 30, 2003, to be used as a credit against the exercise price of any of Mr. Diamond's stock options in the future.

(8)	Mr. Weingarten was compensated at an effective rate of $120,000 per annum during the fiscal year ended September 30, 2003. Mr. Weingarten's compensation decreased to an effective rate of $60,000 per annum effective March 1, 2004, as a result of the sale of the assets and operations of the Company's Beyond the Wall, Inc. subsidiary in February 2004.

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding stock options granted to the Company's executive officers during the Transition Period and Fiscal Year 2003.

	Individual Grants(1)				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2003(2)	Exercise Price Per Share ($)
Name				Expiration Date	5%	10%
Jonathan V. Diamond	300,000	54.5%	$0.04	5/7/10	$600	$1,200
Robert N. Weingarten	175,000	31.8%	$0.04	5/7/10	$350	$ 700

(1)	Each option represents the right to purchase one share of common stock. The options shown in this table were all granted under the YouthStream 2000 Stock Incentive Plan.

(2)	During the fiscal year ended September 30, 2003, the Company granted options to management and employees to purchase an aggregate of 550,000 shares of common stock.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future common stock price growth. These amounts represent certain assumed rates of appreciation in the value of the Company's common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning the exercise of stock options during the Transition Period and Fiscal Year 2003 with respect to the Company's executive officers and the fiscal year-end value of unexercised options. No options were exercised by any of the Company's executive officers during this period.

	Number of Securities Underlying Unexercised Options At September 30, 2003		Value of Unexercised In-the-Money Options At September 30, 2003(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Jonathan V. Diamond	300,000	—	$42,000	—
Robert N. Weingarten	175,000	—	$24,500	—

(1)	Based on September 30, 2003 closing stock price of $0.18 per share.

Stock Option Plan

In February 2000, the Company adopted the YouthStream 2000 Stock Incentive Plan (the "2000 Plan") in order to grant employees providing services to the Company incentive stock options. The 2000 Plan allows for the granting of options to purchase up to 5,000,000 shares of Common Stock. All option plans of the Company in existence at the formation of the 2000 Plan were merged into the 2000 Plan. The terms of the options were not changed upon merging the plans. The exercise price of the options granted was at fair market value on the date of the grant. Options generally vest over three (3) years.

As of August 17, 2004, 5,000,000 options were authorized under the 2000 Plan and options to purchase 1,086,544 shares were outstanding and 3,913,456 options were available for future grants.

Long-Term Incentive Plans

The Company does not have any long-term incentive plans.

Director Compensation

The Company has no standard arrangements for compensation of directors. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending board meetings.

During May 2003, the Company issued options to the directors to purchase an aggregate of 700,000 shares of common stock (Mr. Diamond, 300,000 shares, Mr. Byer, 200,000 shares, Mr. Fritz, 200,000 shares), exercisable at the fair market value of $0.04 per share for a period of seven years.

In addition, each director paid $2,500 ($0.04 per share) in cash to acquire an option from the Ravich Revocable Trust of 1989 (Jess M. Ravich, Trustee) (the "Ravich Trust") to purchase 62,500 shares of Preferred Stock, exercisable at $0.36 per share until December 31, 2006 or earlier, upon certain events, originally issued to the Ravich Trust by the Company in January 2003 pursuant to an $18 million debt restructuring. As the exercise price of the option on the Preferred Stock was substantially in excess of its estimated fair market value, no compensation expense or pro forma compensation expense was recorded by the Company with respect to these options. In July 2004, Mr. Diamond irrevocably waived any and all rights related to his option.

In June 2004, the Company issued an option to purchase 200,000 shares of common stock to Patrick J. Panzarella, exercisable at the fair market value of $0.14 per share for a period of seven years, upon his appointment to the Board of Directors.

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Company does not have any employment contracts, termination of employment or change in control arrangements with its current officers.

Compensation Committee Interlocks and Insider Participation

Messrs. Byer and Fritz serve on the Company's Compensation Committee. Mr. Fritz is an investor in KES Holdings, LLC, a Delaware limited liability company ("KES Holdings"), an entity in which the Company maintains a 1% interest and which was formed to acquire certain assets of Kentucky Electric Steel, Inc., a Delaware company ("KES"), consisting of a steel mini-mill located in Ashland, Kentucky. Mr. Byer is a Senior Vice President of Libra Securities, LLC ("Libra"), and by virtue of his employment agreement with Libra, Mr. Byer has an economic interest in the investment in KES Holdings made by Libra's parent entity. In addition, Messrs. Byer and Fritz each purchased an option for $2,500 from the Ravich Trust to purchase 62,500 shares of Preferred Stock, as more fully described above under "Director Compensation."

Compensation Committee Report on Executive Compensation

Scope of the Committee's Work

The Compensation Committee of the Board of Directors reviews and approves the Company's executive compensation philosophy and policies and applies those policies to the compensation of executive officers. The current members of the Compensation Committee are Messrs. Byer and Fritz. The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the Compensation Committee believes that the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Compensation Committee ensures that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance with the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Executive Compensation Philosophy and Policies

The Company's overall compensation philosophy is to provide a total compensation package that is competitive and enables the Company to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote the short and long-term financial performance and growth of the Company.

The Compensation Committee recognizes the critical role of its executive officers in the significant growth and success of the Company to date and its future prospects. Accordingly, the Company's executive compensation policies are designed to: (1) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company's financial performance; (2) provide compensation that will attract and retain talented professionals; (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits; and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

In its recommendations on salary, bonuses and long-term incentive compensation for its executive officers, the Compensation Committee takes into account both the position and expertise of a particular executive, as well as the Compensation Committee's understanding of the competitive compensation for similarly situated executives in the Company's industry and situation.

Executive Compensation

Base Salary.    Salaries for executive officers for the Transition Period and for Fiscal Year 2003 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Bonus.    The amount of cash bonuses paid to executives is partially based upon the financial results of the Company, personal and team objectives and the recommendations of the Compensation Committee. No bonuses were paid to the Company's executive officers during the Transition Period or during Fiscal Year 2003.

Long-Term Incentive Awards

The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of the Company's stockholders and encourages executives to remain in the Company's employ. The Company grants stock options in accordance with its stock option plan. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of the Company's financial and strategic objectives, and industry practices and norms.

Compensation of the Chief Executive Officer

Mr. Diamond has served as Chairman of the Board of Directors and Chief Executive Officer since January 30, 2003. The Compensation Committee considered various matters in determining Mr. Diamond's compensation, including his general business knowledge and experience, particularly as its relates to the management of businesses in various stages of start-up, development and/or restructuring, his knowledge and background of the Company's operations, the financial condition and financial resources of the Company, the skills necessary to lead the continuing restructuring of the Company, the ability to design and implement a long-term strategy as well as a short-term operating plan, and the time necessary to direct and manage the Company's business affairs. The Compensation Committee also considered the Company's general financial condition, short-term outlook and its limited working capital resources. The Compensation Committee took all of these factors into account in establishing Mr. Diamond's base compensation as $120,000 per year.

Submitted by the Compensation Committee:

Hal G. Byer
Robert Scott Fritz

Stock Performance Graph

On April 3, 1996, the Company's predecessor, Network Event Theater, Inc. ("NET"), completed its initial public offering. Effective February 28, 2000, NET merged with a subsidiary of the Company and each share of NET common stock and NET convertible preferred stock was converted into one share of the Company's common stock. Simultaneously, NET's partially-owned subsidiary, Common Places, LLC ("Common Places"), merged with the Company and each outstanding unit of Common Places was converted into 0.89 shares of Common Stock.

The following graph compares cumulative total stockholder return on the Common Stock with the cumulative total return of the Russell 3000 Index, the NASDAQ Composite Index, and a peer group consisting of the common stock of Alloy, Inc., a media, marketing services, direct marketing and retail company targeting Generation Y (the more than 60 million boys and girls in the United States between the ages of 10 and 24). The graph assumes the investment of $100 on April 3, 1996 (the effective date of the Company's predecessor's initial public offering) through September 30, 2003. Since the Company has not paid any dividends on its Common Stock, no dividends are included in the representation of its performance. Measurement points are at April 3 for each respective year (or the closest business day thereafter) through April 2, 2001, June 30, 2001 and 2002, and September 30, 2002 and 2003. The Company's stock price on the graph below is not necessarily indicative of future price performance.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the preceding Stock Performance Graph is not to be incorporated by reference into any such prior filings, nor shall such graph be incorporated by reference into any future filings made by the Company under those statutes.

Information Regarding Beneficial Ownership of Principal Stockholders and Management

The following table sets forth, as of August 17, 2004, the beneficial ownership of Common Stock with respect to (i) each person who was known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each of the Company's current executive officers, and (iv) all directors and executive officers as a group. As of August 17, 2004, the Company had 39,242,000 shares of common stock issued and outstanding, which was the only class of voting securities authorized or outstanding. Unless otherwise indicated, the address of each beneficial owner is c/o YouthStream Media Networks, Inc., 244 Madison Avenue, PMB #358, New York, New York 10016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Executive Officers and Directors:
Jonathan V. Diamond	1,560,404	(2)	3.88%
Robert N. Weingarten	175,000	(3)	0.44%
Robert Scott Fritz	200,000	(4)	0.51%
711 Sycamore Avenue Red Bank, NJ 07701
Hal G. Byer	200,000	(4)	0.51%
c/o Libra Securities, LLC 11766 Wilshire Boulevard, Suite 870 Los Angeles, CA 90025
Patrick J. Panzarella	200,000	(4)	0.51%
820 Manhattan Avenue Suite 104 Manhattan Beach, CA 90266
All executive officers and directors as a group (5 persons)	2,335,404	(5)	5.70%
Other 5% Stockholders:
Ravich Revocable Trust of 1989	2,360,000	(6)	5.94%
c/o Libra Securities, LLC 11766 Wilshire Boulevard, Suite 870 Los Angeles, CA 90025
Joseph Corso Jr.	3,750,000	(7)	9.56%
167 Zock Road Cuddlebackville, NY 12729

(1)	Shares of common stock subject to options currently exercisable or exercisable within 60 days of August 17, 2004 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in this table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	Includes 930,404 shares issuable upon exercise of options and warrants.

(3)	Consists of 175,000 shares issuable upon exercise of options.

(4)	Consists of 200,000 shares issuable upon exercise of options.

(5)	Includes 1,705,404 shares issuable upon exercise of options and warrants.

(6)	Reflects amount derived from this entity's Schedule 13D as filed with the SEC on September 10, 2003. Includes 500,000 shares issuable upon exercise of warrants.

(7)	Reflects amount derived from this person's Schedule 13G as filed with the SEC on March 23, 2004.

Certain Relationships and Related Transactions

Affiliate Loans

During August 2003, the Company's subsidiary, Beyond the Wall, Inc., borrowed $100,000 from each of Mr. Diamond and the Ravich Trust, which was used to fund the operations of Beyond the Wall, Inc. The loans, which were due December 31, 2003, were repaid in September 2003 and were secured by real estate owned by Beyond the Wall, Inc. As partial consideration for the loans, the Company issued to each lender warrants to purchase 400,000 shares of Common Stock, exercisable through August 31, 2008 at $0.11 per share, the closing bid price of the Common Stock on the date of the loans. The warrants were valued using the Black-Scholes option pricing model and had an aggregate fair value of $88,000, which would have been recognized ratably over the term of the loan. Since the loan was repaid before September 30, 2003, however, the entire $88,000 was recognized as interest expense with a corresponding increase to additional paid-in capital.

During August 2003, the Company also borrowed $25,000 from each of Mr. Diamond and the Ravich Trust, which was used to fund, in part, the Company's investment in KES Holdings. The loans, which were due December 31, 2003, were repaid in September 2003 and were unsecured. As partial consideration for the loans, the Company issued to each lender warrants to purchase 100,000 shares of Common Stock, exercisable through August 31, 2008 at $0.16 per share, the closing bid price of the Common Stock on the date of the loans. The warrants were valued using the Black-Scholes option pricing model and had an aggregate fair value of $32,000, which would have been recognized ratably over the term of the loan. Since the loan was repaid before September 30, 2003, however, the entire $32,000 was recognized as interest expense with a corresponding increase to additional paid-in capital

Investment in KES Holdings

In September 2003, the Company announced that it made a capital contribution of $125,000 for a 1.00% membership interest in KES Holdings, which was formed to acquire certain assets of KES. On September 2, 2003, KES Holdings, through its subsidiary, KES Acquisition Company, LLC, a Delaware limited liability company ("KES Acquisition"), completed the acquisition of a steel mini-mill located in Ashland, Kentucky pursuant to Section 363 of the United States Bankruptcy Code for cash consideration of $2,650,000. KES ceased production on or about December 16, 2002 and filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on February 5, 2003. The steel mini-mill has been in operation for approximately 50 years, and was refurbished by KES Acquisition subsequent to its acquisition. The refurbished steel mini-mill has been generating revenues since early 2004.

In addition to the Company, investors in KES Holdings include, among others, affiliates of Libra, consisting of Libra's parent entity, certain employees of Libra and the Ravich Trust. Mr. Fritz, one of the directors of the Company, is also an investor in KES Holdings. Jess M. Ravich, the President and Chief Executive Officer of Libra and the principal stockholder of Libra's parent entity, is the manager of KES Holdings, but does not have a controlling equity interest in KES Holdings. The contributions of the members of KES Holdings were used in part to fund the purchase price of the steel mini-mill, with the balance used for start-up costs, working capital purposes and deferred maintenance of the steel mini-mill.

Effective July 18, 2004, the Company entered into a preliminary letter of intent with KES Holdings to acquire KES Acquisition. In conjunction with the proposed acquisition, the Company will form a new subsidiary in which it will own 80.01% of the outstanding common stock, and will capitalize that subsidiary with $500,000. In connection with the acquisition, the new subsidiary is expected to issue (i) $25 million of its non-convertible non-voting redeemable preferred stock with a redemption price equal to $25 million and a 13% annual cumulative dividend and (ii) senior subordinated promissory notes in the aggregate principal amount of $40 million with an annual interest rate of 8% to holders of KES Holdings, excluding the Company. The remaining 19.99% common stock interest in the new subsidiary will be owned by KES Holdings and other persons or entities that, prior to the acquisition, were investors in KES Holdings.

The letter of intent is subject to, among other conditions, satisfactory completion of due diligence, negotiation, preparation and execution of definitive transaction documents, preparation of consolidated financial statements, compliance with state and federal securities laws and regulations, and receipt of requisite corporate approvals. The transaction is expected to close in the fourth calendar quarter of 2004. However, as a result of the foregoing uncertainties, there can be no assurances that the transaction will be completed. Furthermore, even if the transaction is completed, there can be no assurances that the future operations of the steel mini-mill will be successful.

The Ravich Trust currently owns 1,000,000 shares of preferred stock and 1,860,000 shares of common stock of the Company, as described in "Information Regarding Beneficial Ownership of Principal Stockholders and Management" above. The Ravich Trust also owns warrants to purchase 500,000 shares of common stock of the Company, as described under the sub-heading "Affiliate Loans" above.

The Company's Board of Directors consists of Jonathan V. Diamond, Hal G. Byer, Robert Scott Fritz and Patrick J. Panzarella. Hal G. Byer is a Senior Vice President of Libra, and by virtue of his employment agreement with Libra, Mr. Byer has an economic interest in the investment in KES Holdings made by Libra's parent entity. Messers. Diamond, Buyer and Fritz, each paid $2,500 to acquire an option from the Ravich Trust to purchase 62,500 shares of Preferred Stock, as more fully described above under "Director Compensation." In July 2004, Mr. Diamond irrevocably waived any and all rights related to his option.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires a company's directors and executive officers, and beneficial owners of more than 10% of the common stock of such company to file with the SEC initial reports of ownership and periodic reports of changes in ownership of the company's securities. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended September 30, 2003, all Forms 3, 4 and 5 were filed on a timely basis for the Company's executive officers and directors, except as follows: Mr. Weingarten filed a late Form 3; Mr. Diamond filed a late Form 4 on three (3) occasions with respect to his acquisition of options and warrants; Mr. Byer filed one (1) late Form 4 with respect to his acquisition of options; Mr. Fritz filed one (1) late Form 4 with respect to his acquisition of options; and Mr. Weingarten filed one (1) late Form 4 with respect to his acquisition of options.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Company's Audit Committee has appointed the firm of Weinberg & Company, P.A to serve as the Company's independent public accountants for the year ending September 30, 2004, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the selection of Weinberg & Company, P.A.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

A representative of Weinberg & Company, P.A is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Changes In Certifying Accountant

Effective June 27, 2003, the Company terminated Ernst & Young LLP ("EY") as its independent accountant. Effective July 26, 2003, the Company engaged Weinberg & Company, P.A. as its new independent accountant. The termination of EY and the retention of Weinberg & Company, P.A. were approved by the Board of Directors.

EY audited the Company's financial statements for the fiscal years ended June 30, 2001 and 2002. EY's reports on the Company's financial statements for the fiscal years ended June 30, 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles; however, the report for the fiscal year ended June 30, 2002 contained a modification paragraph that expressed substantial doubt about the Company's ability to continue as a going concern.

During the fiscal years ended June 30, 2001 and 2002 and the subsequent interim period, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of EY would have caused EY to make reference to the matter in their report. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Prior to Weinberg & Company, P.A. being retained as the independent accountant for the Company, neither the Company, nor anyone on its behalf, consulted with Weinberg& Company, P.A. regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided that Weinberg & Company, P.A. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined at Item 304(a)(1)(iv) or a reportable event as defined at Item 304 (a)(1)(v) of Regulation S-K.

Fees Billed for Services Rendered by Independent Public Accountants During the 2003 Fiscal Year

Audit and Audit Related Fees

Ernst & Young LLP was the Company's independent accountant for the fiscal year ended June 30, 2002. Services provided to the Company by E&Y with respect to the fiscal year ended June 30, 2002 consisted of the audit of the Company's consolidated financial statements and limited reviews of the Form 10-Q Quarterly Reports for the interim periods included therein totaling $157,500. Services provided by E&Y subsequent to June 30, 2002 consisted of limited reviews of Form 10-Q Quarterly Reports for the interim periods ended September 30, 2002, December 31, 2002 and March 31, 2003 totaling $91,500, the cost for a review of the financial information contained in a Current Report on Form 8-K relating to the sale of certain operations in August 2002 of $26,000, and other audit-related charges of $23,360.

Weinberg & Company, P.A. was the Company's independent accountant for the fiscal year ended September 30, 2003 and for the transition period from July 1, 2002 through September 30, 2002. Services provided to the Company by Weinberg & Company, P.A. with respect to such periods consisted of the audit of the Company's consolidated financial statements and a limited review of the Form 10-Q Quarterly Report for the interim period ended June 30, 2003 pursuant to Statement on Auditing Standards No. 100. Charges by Weinberg & Company, P.A. with respect to these matters aggregated approximately $130,000, plus approximately $20,000 of reimbursable expenses.

Tax Fees

Neither E&Y nor Weinberg & Company, P.A. have provided any services to the Company with respect to the preparation of corporate income tax returns or tax planning matters.

All Other Fees

During the fiscal year ended June 30, 2002, E&Y conducted a due diligence review for the Company at a cost of $10,536. Subsequently, E&Y audited the Company's 401(k) Plan for the fiscal year ended December 31, 2002 at a cost of $24,100.

Weinberg & Company, P.A. did not provide any services with respect to any matters other than those related to audit and audit-related matters.

Pre-Approval Policies and Procedures

The Audit Committee meets periodically to review and approve the scope of the services to be provided to the Company by its independent accountant, as well to review and discuss any issues that may arise during an engagement. The Audit Committee considers various issues with respect to the services to be provided by its independent accountant, including the complexity of any engagement, its expected cost, the knowledge and expertise of the independent accountant's staff, any complex accounting or disclosure issues, new accounting pronouncements, and the capability of the Company's financial staff.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF WEINBERG & COMPANY, P.A. TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

Form 10-K

The Company filed an Annual Report on Form 10-K with the SEC on January 27, 2004, as amended on Form 10-K/A filed with the SEC on March 5, 2004. A copy of this amended report is included with these materials.

By Order of the Board of Directors
Jonathan V. Diamond Chairman and Chief Executive Officer

Dated: August 18, 2004

Exhibit A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

YOUTHSTREAM MEDIA NETWORKS, INC.

I.    PURPOSE

The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of YouthStream Media Networks, Inc. (the "Company") in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

•	Provide an open venue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

The Committee shall be comprised of not less than two (2) directors, each of whose qualifications include independence and financial literacy, as determined under the Sarbanes-Oxley Act of 2002 (the "Act") and applicable rules of the Securities and Exchange Commission (the "SEC"), as such requirements may be modified or supplemented from time to time. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

No member of the Committee shall receive any compensation other than director's fees for service as a director of the Company, including reasonable compensation for serving on committees of the Board and regular benefits received by directors generally.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III.    MEETINGS AND REPORTS

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or outside auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately. The Committee shall report regularly to the Board. Such report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated to make such report.

IV.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

1.	Periodically, and at least annually, (a) review and update (as conditions dictate) this Charter and (b) review the performance of the Committee.

2.	Review the Company's annual and quarterly financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review the regular internal reports to management prepared by the accounting department and/or the internal auditing department and management's response.

4.	Review and discuss with financial management and the independent accountants the annual audited financial statements and quarterly financial statements prior to the release of earnings and the filing of Reports on Forms 10-K, 10-Q or 8-K, as the case may be. The Chairman of the Committee may represent the entire Committee for purposes of this review, so long as appropriate reports are presented to the full Committee at a later time.

Independent Accountants

5.	Have sole authority for the appointment, compensation, retention and oversight of the work of the Company's independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). The Company's independent auditors will report directly to the Committee.

6.	Annually review and approve the proposed scope of each fiscal year's internal and outside audit at the beginning of each new fiscal year.

7.	Pre-approve all auditing services and permissible non-audit services to be provided to the Company by the Company's independent auditors, except for "prohibited non-auditing services" and "de minimus services" as specified in the Act and applicable rules of the SEC. The Committee has the sole authority to make these approvals, although such approval may be delegated to any Committee member so long as the approval is presented to the full Committee at a later time.

8.	Review and approve the fees to be paid to the Company's independent auditors, and otherwise be responsible for the compensation of such auditors. In such regard, the Committee will determine, in its capacity as a committee of the Board, the appropriate funding necessary to compensate any accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, and will work with the Board as a whole to ensure that such funds are provided pursuant to the Company's responsibility to do so.

9.	On an annual basis, review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

10.	Review the performance of the independent accountants and approve any discharge of the independent accountants when circumstances warrant.

11.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes

12.	Have direct oversight authority over the accounting, reporting and internal audit functions.

13.	In consultation with the independent accountants and the internal accountants and auditors, review the integrity of the Company's financial reporting processes, both internal and external.

14.	Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

15.	Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal accounting and auditing departments.

16.	Provide any recommendations, certifications and reports that may be required by the SEC, including the report of the Committee that must be included in the Company's annual proxy statement.

17.	Discuss with management the type of presentation and type of information to be included in the Company's earnings press releases and the financial information and earnings guidance provided to analysts and rating agencies.

Process Improvement

18.	Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants, internal accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

19.	Following completion of the annual audit, review separately with each of management, the independent accountants, internal accounting department and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

20.	Review any significant disagreement among management and the independent accountants or the internal accounting department or the internal auditing department in connection with the preparation of the financial statements.

21.	Review with the independent accountants, internal accounting department, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

22.	Maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding financial statements, disclosures, accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees and agents of the Company regarding the same and disseminate such open communication policy to all employees and relevant agents.

Retention of Advisors

23.	The Committee will have the authority to retain special legal, accounting, or other consultants to advise the Committee. The Committee will determine, in its capacity as a committee of the Board, the appropriate funding necessary to compensate any advisors to the Committee, and will work with the Board as a whole to ensure that such funds are provided pursuant to the Company's responsibility to do so.

Ethical and Legal Compliance

24.	Review management's monitoring of the adequacy of financial reporting controls, and review whether management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

25.	Review activities, Company structure, and qualifications of the internal accounting department and the internal audit department.

26.	Discuss with outside counsel any legal matters brought to the Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements.

27.	Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

YOUTHSTREAM MEDIA NETWORKS, INC.
PROXY

Annual Meeting of Stockholders, September 27, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF YOUTHSTREAM MEDIA NETWORKS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held September 27, 2004 and the Proxy Statement and appoints Jonathan V. Diamond, President, and Robert N. Weingarten, Chief Financial Officer, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of YouthStream Media Networks, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Doubletree Hotel Westwood, 10740 Wilshire Boulevard, Los Angeles, California 90024, on Monday, September 27, 2004 at 9:00 A.M. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side of this proxy.

1 & 2.    To elect one (1) Class III director to the Company's Board of Directors to serve until the 2006 Annual Meeting of Shareholders and one (1) Class I director to the Company's Board of Directors to serve until the 2007 Annual Meeting of shareholders until their successors are duly elected and qualified, or until their earlier resignation or removal;

Robert Scott Fritz	FOR the nominee listed at left (except as written below to the contrary)	WITHHOLD AUTHORITY TO VOTE for the nominee listed at left

Instruction: To withhold authority to vote for the individual nominee, write the nominee's name in the space provided above.

Jonathan V. Diamond	FOR the nominee listed at left (except as written below to the contrary)	WITHHOLD AUTHORITY TO VOTE for the nominee listed at left

Instruction: To withhold authority to vote for the individual nominee, write the nominee's name in the space provided above.

3.    To ratify the appointment of Weinberg & Company, P.A. as independent public accountants of the Company for the fiscal year ending September 30, 2004.

    FOR        AGAINST        ABSTAIN

4.    In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

    FOR        AGAINST        ABSTAIN

The Board of Directors recommends a vote IN FAVOR OF the directors listed above, and a vote IN FAVOR OF the proposal to ratify the appointment of Weinberg & Company, P.A. as independent public accountants. This proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND TO RATIFY THE APPOINTMENT OF WEINBERG & COMPANY, P.A. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER MATTERS THAT COME BEFORE THE ANNUAL MEETING.

Please mark, date, sign and mail this proxy in the envelope provided for this purpose.

Please print the name(s) appearing
on each share certificate(s) over
which you have voting authority:

Please sign your name:

                                                                                                                                                                       &nbs ;

Signature(s)                                                        Signature if held jointly                                     Date